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                                     EXHIBIT
                                   ITEM 23 (J)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis Tax-Free High Income Fund, Inc.

We consent to the use of our report dated November 5, 1999 incorporated by reference in this Registration Statement of Davis Tax-Free High Income Fund, Inc. and to the references to our firm under the headings "Financial Highlights" in the Prospectuses for Davis Tax-Free High Income Fund Class A, Class B and Class C and for Class Y shares and "Auditors" in the Statement of Additional Information.

                                                      /s/ KPMG  LLP
                                                      --------------------------
                                                      /s/ KPMG  LLP

Denver, Colorado
January 24, 2000